UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2006

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Daniel B. Moylan, Chief Accounting Officer, has decided to resign from this position effective as of the close of business on February 28, 2006 and return to his prior position of Assistant Vice President - Accounting and Financial Reporting.

Doran N. Schwartz, Assistant Vice President - Special Projects, has been appointed Vice President and Chief Accounting Officer effective as of the close of business on February 28, 2006. Mr. Schwartz, age 36, joined the Company in September 2005. Prior to joining MDU Resources, Mr. Schwartz was the Director for the Membership Rewards Controllership Group for American Express in Phoenix, Ariz. from November 2004 to September 2005. Prior to joining American Express, Mr. Schwartz worked in Minneapolis, Minn. in the public accounting field for Deloitte & Touche, LLP, from June 2002 to November 2004 and Andersen from August 2000 to June 2002. While in the public accounting field, he served certain clients, including the Company, in an audit capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date February 6, 2006	By /s/ VERNON A. RAILE
Vernon A. Raile
Executive Vice President and
Chief Financial Officer